[Letterhead of DNP Select Income Fund Inc.]

February 14, 2003

The Bank of New York, as Depositary
101 Barclay Street, 8W
New York, New York  10286

            Re:  Amendment to Depositary Agreement

Ladies/Gentlemen:

            Please refer to the Depositary Agreement dated as of April 29, 1993 (as previously amended on June 9, 1994, the "Depositary Agreement") between DNP Select Income Fund Inc. (f/k/a Duff & Phelps Utilities Income Inc.) (the "Fund") and you, as successor to IBJ Schroder Bank & Trust Company, as Depositary.  Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Depositary Agreement.

            Concurrently herewith, the Fund will (a) terminate the Amended and Restated Credit Agreement dated as of June 9, 1994 among the Fund, various financial institutions and Bank of America, N.A. (f/k/a Continental Bank N.A.), as agent, and (b) enter into a credit agreement with various financial institutions and The Bank of New York, as administrative agent (as it may be amended, supplemented, amended and restated or otherwise modified or replaced from time to time, the "New Credit Agreement").

            Accordingly, the Fund proposes to amend the Depositary Agreement and that this letter evidence our agreement regarding such amendment.

            The Depositary Agreement and the exhibits thereto are amended as follows:

                                    (a)       All references to the "Credit Agreement" shall be deemed to refer to the New Credit Agreement;

                                    (b)       All references to "IBJ Schroder Bank & Trust Company" shall be deemed to refer to "The Bank of New York";

                                    (c)       All references to "Duff & Phelps Utilities Income Inc." shall be deemed to refer to "DNP Select Income Fund Inc.";

                                    (d)       Section 4(c) of the Depositary Agreement is amended by deleting the reference to "Section 2.8" therein and substituting "Section 2.5" therefor;

                                    (e)       Section 9(d) of the Depositary Agreement is deleted;

                                    (f)        All references to "Stop Date" in the Depositary Agreement
                        (including in the definition thereof set forth in Exhibit A thereto) are deleted and replaced with "Program Termination Date";

                                    (g)       Exhibits B through F of the Depositary Agreement are deleted in their entirety and replaced with Exhibits B through F hereto; and

                                    (h)       The definitions of "Agent", "Commitment Amount", "Discounted
                        Value", "S&P" and "Scheduled Commitment Termination Date" set forth in
                        Exhibit A to the Depositary Agreement are amended to read in their entirety as follows, respectively:

                                    "Agent" means the Person from time to time acting as administrative agent for the Lenders under the Credit Agreement.  The initial Agent shall be The Bank of New York.

                                    "Commitment Amount" means the aggregate amount of the Commitments under the Credit Agreement.

                                    "Discounted Value" has the meaning assigned thereto in the Articles
                        Supplementary.

                                    "S&P" means Standard & Poor's Ratings Services, a division of The
                        McGraw Hill Companies, Inc.

                                    "Scheduled Commitment Termination Date" means the "Maturity Date" as defined in the Credit Agreement.

            The execution and delivery of this agreement shall not be deemed to expressly or impliedly amend, modify or supplement provisions of the Depositary Agreement other than as set forth herein.  The Depositary Agreement, as amended hereby, shall continue in full force and effect.

            This agreement shall become effective upon the Fund's receipt of written confirmation from Moody's and S&P that the amendments to the Depositary Agreement described herein will not result in a reduction or withdrawal of their respective ratings of the CP Notes.

            This agreement may be executed by the parties on separate counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same original.

            This agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

            Please indicate your agreement regarding the proposed amendment by executing a copy hereof where indicated below and returning such executed copy hereof to the Fund.

                                                                        Very truly yours,

                                                                        DNP SELECT INCOME FUND INC.

                                                                        By: /s/ Nathan I. Partain
                                                                               Name:  Nathan I. Partain
                                                                              Title:    President and CEO

Agreed as of the date
first above written:

THE BANK OF NEW YORK,
  as Depositary

By: /s/ Mary LaGumina

Agreed as of the date
first above written:

THE BANK OF NEW YORK,
  as Administrative Agent

By:   /s/ William M. Stanton
       Name: William M. Stanton
      Title:   Vice President

EXHIBIT B

                                                                                                            Exhibit B to
                                                                                                            Depositary Agreement

COMMERCIAL PAPER MASTER NOTE

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS DESCRIBED BELOW.  BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR (OTHER THAN A NATURAL PERSON), AS DEFINED IN REGULATION D UNDER THE ACT, AND THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION HEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY (1) THROUGH THE PLACEMENT AGENT SPECIFIED FROM TIME TO TIME BY DNP SELECT INCOME FUND INC. TO AN INSTITUTIONAL INVESTOR APPROVED BY SUCH PLACEMENT AGENT AS AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE ACT, OR (2) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION APPROVED BY SUCH PLACEMENT AGENT OR DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE 144A UNDER THE ACT.

DNP SELECT INCOME FUND INC.

________________________                                                          New York, New York
(Date of Issuance)

$________________________

            DNP Select Income Fund Inc. (the "Issuer"), a corporation organized and existing under the laws of the State of Maryland, for value received, hereby promises to pay to Cede & Co. or registered assigns on the maturity date of each obligation identified on the records of the Company (which records are maintained by The Bank of New York (the "Depositary")), the principal amount [and interest thereon at the rate of interest, from and including the dated date,]* for each such obligation.  Payment shall be made by wire transfer to the registered owner from the Depositary without the necessity of presentation and surrender of this Master Note.

            This Master Note shall be governed by, and construed in accordance with, the laws of the State of New York.

________________

*              Include this language in a separate note on this form in the case of interest-added-at-maturity  CP Notes.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS
OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

            This Master Note is a valid and binding obligation of the Issuer.

                                                                        DNP SELECT INCOME FUND INC.

                                                                        By__________________________
                                                                        Authorized Signature

(Reverse Side of Note)

            At the request of the registered owner, the Issuer promptly shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note.  As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

______________________________________________________________________________

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________

            (Name, Address And Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________ Attorney in Fact to transfer said Master Note on the books of the Company with full power of substitution in the premises.

            Dated:                                     _________________________________

                                                                                      Signature

            Signature(s) Guaranteed:

                                                                        NOTICE:  The signature on this assignment must
                                                                        correspond with the name as written upon the face
                                                                        of this Master Note, in every particular, without
                                                                        alteration or enlargement or any change whatsoever.

            (The following shall appear as a legend)

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHER WISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT C

                                                                                                            Exhibit C to
                                                                                                            Depositary Agreement

[FORM OF CERTIFICATED CP NOTE]

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS DESCRIBED BELOW.  BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER REPRESENTS THAT IT IS AN ACCREDITED INVESTOR (OTHER THAN A NATURAL PERSON), AS DEFINED IN REGULATION D UNDER THE ACT, AND THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION HEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY (1) THROUGH THE PLACEMENT AGENT SPECIFIED FROM TIME TO TIME BY DNP SELECT INCOME FUND INC. TO AN INSTITUTIONAL INVESTOR APPROVED BY SUCH PLACEMENT AGENT AS AN ACCREDITED INVESTOR OR QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE ACT, OR (2) DIRECTLY TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION APPROVED BY SUCH PLACEMENT AGENT OR DIRECTLY TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MADE PURSUANT TO RULE 144A UNDER THE ACT.

DNP SELECT INCOME FUND INC.

CP Note

$ _____________                                                                                           No._______________
                                                                                                                        New York, New York
                                                                                                                        __________, 20__

            For value received, DNP Select Income Fund Inc. (the "Company") promises to pay to the order of BEARER the sum of                          Dollars              on                 , 20__ at the office of The Bank of New York (the "Depositary") at 101 Barclay Street, 8W, New York, New York 10286.

            This Note has been issued pursuant to the Depositary Agreement dated as of April 29, 1993, as from time to time amended, supplemented or otherwise modified (the "Depositary Agreement"), between the Company and the Depositary.  This Note is entitled to the benefits of a certain Credit Agreement dated as of February 14, 2002, as amended from time to time, among the Company, The Bank of New York, as Administrative Agent, and the financial institutions from time to time party thereto (the "Lenders").  Such benefits are subject to the limitations on the amount of the Lenders' obligations contained in the Credit Agreement, and are also subject to the requirement that this Note be presented for payment, and that the Depositary requests the Lenders to make loans under the Credit Agreement not later than 5:00 p.m., New York City time, on the fifteenth day following the above stated maturity date or, if such fifteenth day is not a Business Day, on the next succeeding Business Day.  As used herein, the term "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in Chicago, Illinois or New York, New York.

            Reference is made to the Credit Agreement and related documents which, as from time to time amended, are on file with the Depositary at its aforesaid office, for a statement of the terms upon which funds may be obtained under the Credit Agreement for payment of this Note.

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                        DNP SELECT INCOME FUND INC.

                                                                        By ________________________________
                                                                                        Authorized Signature

Countersigned for authentication
only by The Bank of New York
as Issuing Agent.

By ____________________________
            Authorized Signature

            This Note is not valid for any purpose unless countersigned by The Bank of New York as Issuing Agent.

EXHIBIT D

                                                                                                            Exhibit D to
                                                                                                            Depositary Agreement

LOAN REQUEST
(by Depositary)

[Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention: Susan E. Baratta
            Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention: Timothy J. Somers

            Reference is made to the Credit Agreement, dated as of ________, 2003, by and among DNP Select Income Fund Inc. (the "Borrower"), the Lenders party thereto, and The Bank of New York, as administrative agent (in such capacity, the "Administrative Agent") (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                        1.         Reference is also made to the CP Notes set forth on Schedule A hereto (the "Maturing CP Notes"), each in the Face Amount, and having the maturity date, set forth thereon. Each Maturing CP Note was authenticated and delivered by the Depositary pursuant to the Depositary Agreement.

                        2.         Pursuant to Section 2.3(a) of the Credit Agreement, the Depositary, in trust for each holder of such Maturing CP Notes, and on behalf of the Borrower, hereby gives notice of its intention to make an ABR Borrowing of Loans in an aggregate principal amount of $_______ on ______ __, 200_ (the "Borrowing Date").

                        3.         Attached hereto is (a) a Federal Reserve Form for each Lender and (b) a Compliance Certificate as contemplated by Section 5.2(c) of the Credit Agreement.

                        4.         The Depositary hereby certifies that it shall apply the proceeds of the Borrowing(s) requested hereby to the payment of the unpaid Face Amount of the Maturing CP Notes at maturity.  When the Maturing CP Notes have been presented for payment and paid by the Depositary, the Depositary shall thereafter cancel such Maturing CP Notes and return same to the Borrower.

                        5.         The account number of the CP Payment Account is _________________.

                        6.         Concurrently herewith, the Depositary shall transmit a copy hereof to the Borrower by facsimile or hand delivery.

            IN WITNESS WHEREOF, the Depositary has caused this Borrowing Request to be executed by its authorized officer as of the day and year first written above.

                                                                                    THE BANK OF NEW YORK, as
                                                                                    Depositary

                                                                                    By:
                                                                                     Name:
                                                                                     Title:

Schedule A to Borrowing Request

LIST OF MATURING CP NOTES

Serial Number1/               Face Amount                 Date of Issuance                Maturity Date

_______________________

1/             In the case of certificated CP Notes.

EXHIBIT E

                                                                                                            Exhibit E to
                                                                                                            Depositary Agreement

[LETTERHEAD OF AGENT]
______________, 20__

The Bank of New York
101 Barclay Street, 8W
New York, New York 10286
Attention: Corporate Trust Division

            Re:      Notice of Change in Commitment Amount

Ladies/Gentlemen:

            Please refer to the Depositary Agreement dated as of April 29, 1993, as amended (the "Depositary Agreement") among DNP Select Income Fund Inc. (the "Company") and you, as Depositary.  Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Depositary Agreement.

            The aggregate Commitments under the Credit Agreement have been reduced to $____________ in accordance with the Credit Agreement, effective as of the date hereof.

                                                            Very truly yours,

                                                            THE BANK OF NEW YORK, as Administrative Agent

                                                            By:_________________________
                                                            Title:________________________

cc:       DNP Select Income Fund Inc.
            55 East Monroe Street
            Chicago, Illinois  60603
            Attention:  Nathan I. Partain

EXHIBIT F

                                                                                                            Exhibit F to
                                                                                                            Depositary Agreement

ADDRESSES FOR NOTICES

The Company:

DNP Select Income Fund Inc.
55 East Monroe Street
Chicago, Illinois   60603
Telephone No.: (312) 630-4692
Facsimile No.: (312) 630-2226
Attention:  T. Brooks Beittel

The Agent:

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Telephone No.: (212) 635-4695
Facsimile No.: (212) 635-6365/6366/6367
Attention:  Susan Baratta

The Depositary:

The Bank of New York
Corporate Trust Division
101 Barclay Street, 8W
New York, New York 10286
Attention: Mary LaGumina
Telephone: (212) 815-4812
Facsimile:  (212) 815-5707

The Placement Agent:

Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111
Telephone: (415) 913-6216
Facsimile: (415) 913-6288
Attention: Paul J. Kline